May 2, 2011

Dear Shareholders,

All of us at Horne International, Inc. and Horne Engineering Services, LLC extend our sincere thanks for your support over the last few years.  From the moment Horne Engineering Services merged with the public shell that now bears the name Horne International; many shareholders have kept in contact with thoughts of encouragement, items of concern and ideas for business opportunities.

 I will take this opportunity to offer a look inside the Horne International Family; at what your corporate staff, board of directors and all of the employees at Horne International have been working on and where we are going.  This is a company of forty-four skilled, knowledgeable, hardworking and conscientious professionals with one goal in mind:  capture and execute business in the growing focus areas of Engineering, Energy and Environment. Horne International is an engineering services company with over 20 years of experience in provision of integrated, systems approach-based solutions to the energy and environmental sectors. Our solutions are sustainable, agile, and provide immediate as well as long term results.  This is inclusive of requirements definition, engineering design, program and project management, sustainable energy conservation solutions, environmental engineering and full systematic approaches to engineering challenges.A reading of our most current 10-K SEC filing captures the specifics of the current state of affairs.   In an effort to summarize the past and future for you, I will succinctly address the two most notable aspects of our previous 10-K filing which are our cash position and our revenue numbers.

Maintaining sufficient cash flows without significant new business capture has presented us with some challenges.  We have addressed our cash management through new receivables financing agreements.  One of these agreements was created with a company insider and was born from a belief that positive cash flows are just around the corner.

Our cash position will also be significantly strengthened by another recent event.  As we have previously reported, our subsidiary Spectrum Sciences & Software, Inc., has won a judgment against the United States Air Force in the amount of $1,200,000.  We also anticipate payment of legal costs which may be up to $500,000 in connection with the suit.  The United States Air Force has not appealed the ruling.    This was a precedent setting case and our perseverance has paid dividends.

Managing the cash flows from current business lines is something you expect but is only part of the equation.  Our revenues have declined and we are addressing this with the same “can do” attitude as we take to our cash management.  Horne International is defined along the focus of Engineering, Energy and Environment.  We believe that our opportunities in this space will provide significant revenue streams and will have a stabilizing effect on the company’s operations.  We know that business development, both expanding work with current customers and acquiring new customers and business, is the highest priority for Horne International.

While a concern may arise around the U.S. Federal Government’s current budgetary issues and they being our primary customer, it should be noted that our two current primary contracts are both fully funded through 2011.  Further, our targeted projects lie within the public sector’s areas of budgetary growth.  To further mitigate our risk to this primary customer, we are currently pursuing business in the private sector and with foreign governments as well.

The Engineering, Energy and Environment focus is pertinent to multiple government customers, private enterprise customers, the global media and society at large.  Currently, Horne Engineering Services is engaged with established partners,  is on teams or is defined as “Prime” on more than 10 distinct proposals which have the possibility of significantly increasing our annual revenues and annual funded backlog.  Award of these opportunities would not only strengthen our partnerships and bolster our balance sheet and income statement, but be the basis upon which Horne International competes in the future.  We are currently evaluating acquisitions that support our branding message and business thesis.

Horne International is organically pursuing new opportunities that involve support of the design and construction management for energy efficient and environmentally sensitive infrastructure and programmatic process management in environmental and energy sectors and applying Agile software development methodology and process management support products to engineering programs.  The opportunities are very real and very exciting.  To this order we have added Mark Hodges to our business development staff.  Mark comes to us from Intelligent Decisions and is a seasoned professional in the Engineering, Environment and Energy spaces.  He has already demonstrated himself to be a valuable asset.   Mark has a distinguished career serving as a U.S. Marine Corps Veteran, a registered consultant with The World Bank, the Asian Development Bank, the U.S. Agency for International Development and the United Nations.

We entered into an agreement with Intelligent Decisions (ID) in 2010 that was designed to bring ID’s back office support services, customer relationships, and revenue streams to bear and provide Horne International with a significant boost.   We have been working tirelessly with the staff at ID to find the most fortuitous methodology for revenue creation within the scope of our evolving partnership.  Moving forward, we expect that our ID relationship will provide us with avenues into new sectors and enable us to leverage their sales force in support of our new partnership with ThoughtWorks Studios, the product arm of ThoughtWorks, Inc.  We are already working closely with some key customers thanks to ID’s efforts and anticipate tangible results coming from these initiatives this year.  We do not anticipate this agreement to be dilutive to the extent as originally described, as the relationship with ID has evolved into a more traditional prime/sub relationship.

Along these lines, a very exciting piece of news is that Horne Engineering Services has been awarded a U.S. General Services Administration (GSA) IT Schedule 70 contract. I believe that we will begin to see revenue from this award within 3 to 6 months.  This contract vehicle will enable us to sell the ThoughtWorks Studios products directly to the government at pre-negotiated rates.  ThoughtWorks Studios is a leader in the Agile software development process and tools market, and the public sector is quickly adopting this approach.  We are currently the only authorized GSA distributor of ThoughtWorks Studios products to the Federal Government, so this represents a major milestone and a tremendous opportunity.  We are already in discussions with other potential partners and customers to leverage this new avenue of growth.  Having a GSA IT Schedule 70 will also enable us to add additional labor categories and rates to the schedule more readily and offer a broader range of services to our federal and public sector customers in support of our primary mission.

To augment our corporate organization we have already instituted advisory changes and plan to make additions to your Board of Directors.  We have Board candidates who are seasoned and growth oriented professionals within our market scope.  We have also repopulated our advisory board and plan to harness their capabilities to further your interests.  Dr. Theodore Lerner serves as the Investment Relations advisor.  Mark Lansky serves as our business development and political alignment advisor.   Miles Neale also serves on the advisory board to strengthen our Information Technology competency.  Please examine our new website and read the backgrounds of the individuals who are now involved in the Company.  They are a resource that will focus on strategic alliances, investments in and by Horne International as well as revenue capture opportunities.

As the principal decision maker for Horne International, Inc. and Horne Engineering Services, LLC, I have worked to assess the shortcomings of our past and to define a future for your company.  I have sought the input of our advisory board, employees of the company, legal counsel and some of our partners.  To this end, Evan Auld-Susott, a member of your Board of Directors, has accepted the position of Chief Executive Officer.  Evan brings a passion for our business, a respect for and by the employees of our organization, a desire to succeed and a distinct and accomplishable vision for our future.  Together, Evan and I have personally financed your company out of a deep belief that Horne International will succeed, both in its business ventures and share price.  Our employees are behind Evan, our partners are behind Evan and I know that you will be too.

I will retain the title of Chairman of the Board and President of Horne Engineering Services.  My more refined focus will be on business capture and the management of our current and new contracts.  My goals, work ethic, time spent and ambition for Horne International have not and will not change.    Together we will be your team for growth, performance and accountability.  We fully understand that at face value this may look like more overhead for an already stretched organization.  However, Evan has agreed to work on a scaled compensation basis as well as other forms of performance based compensation.  Again, this is a testament to the belief that success is just around the corner.

In summary, we have many tremendous things to look forward to.  We are harnessing new partnerships and working to build on existing relationships.   We are pursuing sales from an important new contract vehicle.  We have new products and services.  We have proposals already submitted and more on their way.    We firmly believe that these pieces will all add up to produce tangible and quantifiable results in 2011 and beyond.

Sincerely,

Darryl Horne, P.E.
President and Chairman of the Board
Horne International Inc.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.